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                                                                    Exhibit 10.1

SECURITIES PURCHASE AGREEMENT dated as of June 30, 2000 (the "Agreement") by and among FIBERNET TELECOM GROUP, INC., a Delaware corporation (the "Company"), and Nortel Networks Inc., a Delaware corporation, and any successors or assigns thereto (the "Purchaser").

                                   PREAMBLE

          The Company wishes to sell and issue to the Purchaser shares of its Series G Preferred Stock (as defined below), and the Purchaser desires to purchase and accept such Preferred Stock, all upon and subject to the terms and conditions hereof.

          NOW THEREFORE, the parties to this Agreement hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

1.1 Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Certificate of Designation or in Exhibit F hereto. As used in this Agreement,
                                 ---------
the following terms shall have the following respective meanings:

          "Act" shall mean the Securities Act of 1933, together with any
           ---
applicable regulations, as the same may be amended from time to time.

          "Agreement" shall have the meaning given to such term in the caption.
           ---------

          "Applicable Law" shall mean, with respect to any Person, property,
           --------------
transaction or event, all present and future applicable laws, statutes, regulations, treaties, judgments and decrees and all applicable official directives, rules, consents, approvals, authorizations, orders, guidelines and policies of any Governmental Authority or Persons having authority over or applicable to such Person or any of its assets or properties.

          "Business Day" shall mean any day other than a Saturday, Sunday or a
           ------------
day on which banks are authorized or required to be closed in New York, New
York.

          "Certificate of Designation" shall mean the Certificate of Designation
           --------------------------
of the Preferred Stock of the Company.

          "Closing Date" shall mean June 30, 2000, or such other date as the
           ------------
Purchaser and the Company shall agree.

          "Code" shall mean the Internal Revenue Service Code of 1986, as
           ----
amended, and the rules and regulations thereunder, as from time to time in effect, or any successor thereto.

          "Common Stock" means the common stock, par value $.001 per share, of
           ------------
the Company.

          "Company" shall have the meaning given to such term in the caption.
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          "Control" shall mean, with respect to any Person, the possession,
           -------
directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Exchange Act" shall mean the Securities Exchange of 1934, together
           ------------
with any applicable regulations, as the same may be amended from time to time.

          "Financial Officer" of any Person shall mean its chief financial
           -----------------
officer or principal accounting officer.

          "Fiscal Year" shall mean, with respect to the Company, the one-year
           -----------
period ending on December 31 of any year.

          "Governmental Authority" shall mean Congress, any legislature,
           ----------------------
assembly, council or other legislative body and any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court or any judicial or quasi-judicial body or authority, in each case whether of or involving the United States of America or any political subdivision thereof.

          "Intellectual Property Rights" means all industrial and intellectual
           -----------------------------
property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyright, copyright applications, know how, trade secrets, proprietary processes and formulae, confidential information, franchises, licenses, inventions, instructions, marketing materials, trade dress, logos and designs, and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, memoranda and records.

          "Judgments" shall mean all judgments, injunctions, orders and decrees
           ---------
of all courts and arbitrators in proceedings or actions in which the Person in question is a party or by which any of its assets or properties is bound.

          "Lien" shall mean any security interest, pledge, bailment, mortgage,
           ----
deed of trust, the grant of a power to confess judgment, conditional sale or title retention agreement, charge, encumbrance, easement, reservation, preemptive right, restriction, cloud, right of first refusal or first offer, option, or other similar arrangement or interest in real or personal property, other than (i) liens arising by operation of law in the ordinary course of business that, individually and in the aggregate, do not in any material respect interfere with the use of any of the assets subject thereto, (ii) minor imperfections of title which do not materially detract from the value of the property affected or materially impair the operations of the Company and (iii) liens for taxes not yet due and payable.

          "Material Adverse Effect" shall mean (i) a material adverse effect on
           -----------------------
the business, assets, liabilities, operations, results of operations or condition (financial or otherwise) of the Company or (ii) any impairment of the ability of the Company to perform any of its material obligations under any Transaction Document to which it is a party.

          "Organizational Document" shall mean, with respect to any Person, each
           -----------------------
instrument or other document that (i) defines the existence of such Person, including its articles

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or certificate of incorporation or organization, as filed or recorded with an applicable Governmental Authority, or (ii) governs the internal affairs of such Person, including its by-laws, in each case as amended, supplemented or restated.

          "Person" shall be construed broadly and shall include any natural
           ------
person, company, partnership, joint venture, corporation, business trust, unincorporated organization or Governmental Authority.

          "Qualified Public Offering"  shall mean a fully underwritten public
           -------------------------
offering (underwritten by an underwriter of national reputation) of shares of Common Stock registered pursuant to the Securities Act with proceeds to the Company of at least $75,000,000 (net of underwriting discounts and expenses).

          "Registration Rights Agreement" shall mean the Registration Rights
           -----------------------------
Agreement dated as of June 30, 2000, by and among the Company and the stockholders named therein, as amended from time to time.

          "Responsible Officer" of any Person shall mean the Chief Executive
           -------------------
Officer or a Financial Officer of such Person.

          "SEC" means the Securities and Exchange Commission.
           ---

          "Stockholders Agreement" shall mean the Stockholders Agreement dated
           ----------------------
as of May 7, 1999, as amended on June 30, 2000, by and among the Company and the stockholders named therein, as amended from time to time.

          "Subsidiary" shall mean any corporation, partnership, joint venture or
           -----------
other legal entity in which the Company owns, directly or indirectly, a majority equity interest.

          "Transaction Documents" shall mean this Agreement, the Registration
           ---------------------
Rights Agreement, the Amendment to Stockholders Agreement and the Certificate of Designation.

1.2  Terms Generally.

     The definitions in Section 1.1 shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

1.3  Cross-References.

     Unless otherwise specified, references in this Agreement or any Transaction Document to any Article or Section are references to such Article or Section of this Agreement or such Transaction Document, as the case may be, and references in any Article, Section or definition to any clause are references to such clause of such Section, Article or definition.

1.4  Accounting Terms; GAAP.

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     Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with generally accepted accounting principles ("GAAP"), consistently applied, and all financial statements or accounting determinations required herein to be prepared or made in accordance with GAAP shall be prepared or made in accordance with GAAP applied on a consistent basis.

                                  ARTICLE II
                        ISSUANCE OF THE PREFERRED STOCK

2.1  Issuance of Preferred Stock.

     Subject to the terms and conditions contained herein, at the Closing (as hereinafter defined), the Company has authorized the issuance of 2,000,000 shares of Series G Preferred Stock, $.001 par value (the "Preferred Stock"), of
                                                          ---------------
the Company for a purchase price of $10.00  per share (the "Purchase Price Per
                                                            ------------------
Share") or $20,000,000 in the aggregate (the "Preferred Stock Purchase Price").
-----                                         ------------------------------

2.2  Agreement to Sell Preferred Stock.

     At the Closing, the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company 2,000,000 shares of Preferred Stock for $20,000,000.

2.3  Delivery of Preferred Stock.

          (a) At the Closing, the Company shall deliver to the Purchaser the stock certificate for the Preferred Stock to be purchased by the Purchaser (with such certificate registered in the name of the Purchaser), duly executed by the Company.

          (b) Delivery shall be made against receipt by the Company of the Preferred Stock Purchase Price by wire transfer of immediately available funds.

2.4  The Closings.

     The closing hereunder with respect to the issuance, sale and delivery of 2,000,000 shares of Preferred Stock (the "Closing") will take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Chrysler Center, 666 Third Avenue, 25/th/ Floor, New York, New York 10017, simultaneously with the execution and delivery of this Agreement.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF COMPANY

          The Company represents and warrants to the Purchaser as of the date hereof as set forth below.

3.1  Organization, Etc.

     The Company and its Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company and its Subsidiaries

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have all requisite power and authority and have all governmental licenses, approvals, consents and authorizations necessary to own or lease their respective property and assets and to carry on their business as currently conducted and are qualified to do business in each jurisdiction in which the failure to so qualify or be in good standing would have a Material Adverse Effect on the Company and its Subsidiaries.

3.2  Corporate Power and Authority; No Required Consents or Approvals.

          (a) The Company has the power to execute, deliver and perform its obligations under each Transaction Document to which it is a party and to issue and sell the Preferred Stock hereunder and to deliver the Preferred Stock to the Purchaser.

          (b) The execution, delivery and performance by the Company of each Transaction Document to which it is a party, including the issuance of Preferred Stock by the Company, have been duly authorized by all required corporate and stockholder action of the Company and will not (i) violate any provision of Applicable Law, any Judgment or any Organizational Document of the Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default (or give rise to any right of termination, modification, cancellation or acceleration) under any contract to which the Company or any of its Subsidiaries are party or (iii) result in the creation or imposition of any Lien upon any property of the Company or any of its Subsidiaries.

          (c)  Except as set forth on Schedule 3.2, no filing with or consent or
                                      ------------
approval of, or other action by, any Governmental Authority or other Person is or will be required by any Applicable Law or agreement in connection with the execution, delivery and performance by the Company of any Transaction Document to which it is a party.

3.3  Enforceability.

     Each Transaction Document to which the Company is a party has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other Applicable Law affecting creditors' rights generally or by general principles of equity.

3.4  Reports.

     The Company has timely filed the reports and schedules set forth in
Schedule 3.4 with the SEC pursuant to the Exchange Act and the regulations
------------
promulgated thereunder. Such reports (collectively, the "SEC Reports") were prepared in accordance, and complied as of their respective dates in all material respects, with the requirements of the Exchange Act and the regulations promulgated thereunder and did not as of their respective filing dates (or if amended by a filing prior to the date hereof, then as of the date of such amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent superseded by a SEC Report filed subsequently and prior to the date hereof. The financial statements (including any related notes) of the Company included in the SEC Reports complied in all material respects with applicable

                                       5
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accounting requirements and all applicable laws, were prepared in conformity with GAAP applied on a consistent basis (except as otherwise stated in the financial statements) and present fairly the consolidated financial position, results of operations, stockholders' equity, liabilities (contingent or otherwise) and cash flows, as the case may be, of the Company and its Subsidiaries as of the dates and for the period indicated, subject, in the case of unaudited interim financial statements to: (i) the absence of certain notes thereto; and (ii) normal year-end audit adjustments.

3.5  Securities Laws.

     The offering, sale and purchase of the Preferred Stock contemplated hereby are exempt from registration under the Securities Act. The issuance of all other shares of capital stock of the Company on or before the date hereto has been made in compliance with the Securities Act and all applicable state securities or blue sky laws.

3.6  Capitalization and Issuance.

          (a) The authorized capital stock of the Company as of the date hereof is 170,000,000 shares, consisting of (i) 150,000,000 shares of Common Stock; and
(ii) 20,000,000 shares of Preferred Stock, of which (A) 133,333 shares have been designated Series C Preferred Stock, (B) 500,000 shares have been designated Series D Preferred Stock; (C) 750,000 shares have been designated Series E Preferred Stock; and (D) 500,000 shares have been designated Series F Preferred Stock. As of June 30, 2000 there were (i) 28,519,795 shares of Common Stock issued and outstanding; (ii) (A) 83,688 shares of Series C Preferred Stock issued and outstanding; (B) 310,173 shares of Series D Preferred Stock issued and outstanding; (C) 293,872 shares of Series E Preferred Stock issued and outstanding; and (D) 347,819 shares of Series F Preferred Stock issued and outstanding; (iii) 10,000,000 shares of Common Stock reserved for issuance upon exercise of stock options of the Company outstanding or which may be granted pursuant to employee stock option and similar plans; (iv) 11,602,328 shares of Common Stock reserved for issuance upon the conversion of Preferred Stock; and
(v) 10,229,591 shares of Common Stock reserved for issuance upon the exercise of warrants outstanding. Except as set forth on Schedule 3.6, all issued and
                                              ------------
outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens, and such shares were issued in compliance with all applicable state, provincial and federal laws concerning the issuance of securities. Schedule 3.6 contains a
                                                     ------------
list of all management stockholders and all stockholders who, to the Company's knowledge, own (i) preferred stock of the Company or (ii) in excess of five percent (5%) of the Common Stock of the Company on a fully diluted basis. No shares of the capital stock of the Company other than those described above, are issued and outstanding. Except as set forth on Schedule 3.6, there are no
                                                ------------
preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from the Company of any shares of capital stock or other securities of the Company.

          (b) When the shares of Preferred Stock are issued and delivered to the Purchaser against payment therefor as provided in this Agreement, the Preferred Stock will be duly and validly issued, fully paid and nonassessable. Upon any conversion of a share of Preferred Stock in accordance with the terms thereof, the shares of Common Stock into which

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such share of Preferred Stock is converted will be duly and validly issued, fully paid and nonassessable. The form of certificate evidencing the Preferred Stock complies with all applicable requirements of Delaware law.

3.7  Solvency.

     Both before and after giving effect to the transactions contemplated by this Agreement, the Company is and will be Solvent.

3.8  No Material Adverse Effect.

     Since December 31, 1999, no development, event or change in respect of the Company or any of its Subsidiaries and no development, event or change in respect of the telecommunications market in which the Company or any of its Subsidiaries is or will be conducting its business, has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

3.9  Title to Properties; Liens; Real Property; Condition; Use.

          (a) Title to Properties; Liens. The Company and each of its Subsidiaries have (i) good marketable and insurable fee simple title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective material properties and assets reflected in the most recent financial statements delivered pursuant to this Agreement, except for assets disposed of since the date of such financial statements in the ordinary course of business. Except as permitted by this Agreement and set forth on Schedule 3.9(a), all such
                                             ---------------
properties and assets are held free and clear of Liens (other than Permitted Liens).

          (b)  Real Property.  As of the Closing Date, Schedule 3.9(b) contains
                                                       ---------------
an accurate and complete list of (i) all material properties owned by the Company or any of its Subsidiaries and (ii) all material leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting real estate or properties owned or leased by the Company or any of its Subsidiaries regardless of whether the Company or such Subsidiary is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment.

          (c) Condition; Use. All of the material tangible properties and assets of the Company and its Subsidiaries are in good operating condition an repair, normal wear and tear excepted, and reasonably fit for their intended use. The Company and its subsidiaries enjoy peaceful and undisturbed possession and use of its leasehold interests in any tangible properties or tangible assets.

3.10 Litigation; Adverse Facts.

     Except as set forth in Schedule 3.10, there are no actions, suits,
                            -------------
proceedings, arbitrations or governmental investigations at law or in equity, or before or by any arbitrator or

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Governmental Instrumentality, domestic or foreign (including any Environmental
Claims) that are pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries (i) is in violation of any applicable Legal Requirement (including Environmental Laws) or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, with respect to any such violations or defaults occurring after the Closing Date, could reasonably be expected to have a Material Adverse Effect.

3.11  Payment of Taxes.

      All tax returns and reports of the Company and each Subsidiary of the Company required to be filed by any such Person have been timely filed, and all taxes required to be paid with respect to such tax returns to be due and payable and all material assessments, fees and other governmental charges upon the Company and each Subsidiary of the Company and upon their respective properties, assets, employees, income, businesses and franchises which are due and payable have been paid when due and payable. The Company knows of no proposed tax assessment against the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect that is not being actively contested by the Company or such Subsidiary in good faith and by appropriate proceedings and for which reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall not have been made or provided therefor.

3.12  Performance of Agreements; Material Contracts.

          (a) Neither the Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any of its Material Contracts and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, or that would permit the counterparty to any Material Contract to terminate the Material Contract to which it is a party.

          (b)  Schedule 3.12(b) contains an accurate and complete list of all
               ----------------
the Material Contracts in effect on the Closing Date.  Except as described on
Schedule 4.9.B, to the knowledge of the Company, all such Material Contracts are in full force and effect and no defaults currently exist thereunder. Any description of the Material Contracts in the SEC Reports are accurate.

3.13  Governmental Regulation.

      Neither the Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Interstate Commerce Act, nor is an "investment company" as defined in the Investment Company Act of 1940, or subject to regulation under the Investment Company Act of 1940, or under any other federal or state

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statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Transaction Documents unenforceable.

3.14  Labor Matters.

      Except as disclosed and described in Schedule 3.14, there are no
                                           -------------
collective bargaining agreements or Multiemployer Plans covering the employees of the Company as of the Closing Date. The Company is not engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is no strike, labor dispute, union organizing activity, slowdown or stoppage pending or, to the best knowledge of the Company, threatened against the Company which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

3.15  Environmental Protection.

      Except as set forth in Schedule 3.15 annexed hereto:
                             -------------

      (i) neither the Company nor any of its Subsidiaries nor any of their respective Facilities are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity;

      (ii) neither the Company nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9604) or any comparable state law;

      (iii) there are and, to the Company's knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities on any Facility which could reasonably be expected to form the basis of an Environmental Claim against the Company or any of its Subsidiaries;

      (iv) neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any predecessor of the Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of the Company's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent; and

      (v) compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not, individually or in the aggregate, reasonably be expected to give rise to a Material Adverse Effect.

Notwithstanding anything in this Section 4.14. to the contrary, no event or condition has occurred or is occurring with respect to the Company or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity, including any matter disclosed on Schedule 3.15 annexed hereto, which individually or in the aggregate has had
   -------------
or could reasonably be expected to have a Material Adverse Effect.

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3.16  Immunity.

      Neither the Company nor any of its Subsidiaries is entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process in any proceeding in any jurisdiction in connection with any of the Transaction Documents to which it is a party.

3.17  Additional Matters.

          (a) Disclosure. The written factual information furnished by (or based on written information furnished by) the Company to the Purchaser in connection with the negotiation of the Transaction Documents (excluding any financial projections and other estimates or views of future circumstances), taken as a whole, does not contain, as of the Closing Date, any untrue statements of material fact and does not omit to state, as of the Closing Date, any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not materially misleading (unless superseded or corrected and disclosed in writing to the Purchaser prior to the Closing Date).

          (b) Licenses and Permits. The Company has obtained and holds in full force and effect, free from burdensome restrictions, all Governmental Actions, franchises, leases, qualifications, easements, rights of way and other rights and approvals which are necessary for the operation of its business as presently conducted, except where the failure to obtain such rights and approvals, individually and in the aggregate, could not be reasonably expected to have a Material Adverse Effect. The Company is not in violation of the terms or conditions of any such Governmental Action, franchise, lease, qualification, easement, right of way, right or approval, which violation could reasonably be expected to have a Material Adverse Effect.

          (c) Intellectual Property. The Company has obtained and holds in full force and effect the Intellectual Property, free from burdensome restrictions, which is necessary for the operation of its business as presently conducted except for that Intellectual Property which the failure to own or license could not reasonably expected to have a Material Adverse Effect. No product, process, method, substance, part or other material presently sold or employed by the Company in connection with such business infringes any Intellectual Property owned by any other Person, except as could not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect. All of the material Intellectual Property owned or used by the Company as of the Closing Date is set forth in Schedule 3.17.
                                               -------------

          (d) Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of the Company's and each of its Subsidiaries' computer systems and equipment containing embedded microchips (including systems and equipment supplied by others or with which the Company's or any of its Subsidiaries' systems interface) which the Company or any of its Subsidiaries possesses as of the date this representation is made or deemed made and the testing of all such systems and equipment, as so reprogrammed, was completed by January 1, 2000. The computer and management information systems of the Company and each of its Subsidiaries are, and, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit the Company and each of its Subsidiaries to conduct its business without causing a Material Adverse Effect.

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3.18  Subsidiaries.

      All of the Subsidiaries of the Company are identified in Schedule 3.18
                                                               -------------
annexed hereto. The equity interests of each of the Subsidiaries of the Company are identified in Schedule 3.18 annexed hereto and such equity interests are
                  -------------
duly authorized, validly issued and fully paid and nonassessable. Each of the Subsidiaries of the Company identified in Schedule 3.18 annexed hereto is (i) a
                                          -------------
corporation or limited liability company duly organized or formed, validly existing and in good standing under the laws of its respective jurisdiction of organization set forth therein, has all requisite corporate or limited liability company power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and (ii) is qualified to do business and is in good standing in the State of New York and in every other jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect. Schedule 3.18 annexed hereto completely and correctly
                          -------------
sets forth the ownership of each Subsidiary of the Company.

                                  ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

4.1   Purchaser Representations and Warranties.

      The Purchaser represents and warrants to the Company as follows:

          (a) Such Purchaser is acquiring the Preferred Stock to be purchased by it and the Common Stock issuable upon conversion or exercise of such Preferred Stock, for its own account, for investment and not with a view to the distribution thereof, nor with any present intention of distributing the same.

          (b) Such Purchaser understands that the Preferred Stock have not been, and any other securities of the Company issuable upon conversion or exercise of any Preferred Stock, will not be, registered under the Act, by reason of their issuance in a transaction exempt from the registration requirements of the Act, and that they must be held indefinitely unless a subsequent disposition thereof is registered under the Act or is exempt from registration.

          (b) Such Purchaser is an "accredited investor," as defined in Rule 501 (the provisions of which are known to such Purchaser) promulgated under the Act and has been advised by individuals with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Company, has the ability to bear the economic risks of its investment for an indefinite period of time, has been furnished with and has had access to such information as reasonably requested and has had the opportunity to ask, and has received satisfactory answers for, questions of the Company.

4.2   Authority.

      Such Purchaser has all requisite power and authority to enter into the Transaction Documents to which it is a party, to perform its obligations thereunder, and to consummate the transactions contemplated thereby. Such Purchaser has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

4.3  Enforceability.

     Such Purchaser has taken all requisite action necessary to authorize its execution and delivery of the Transaction Documents to which it is a party, its performance of its obligations thereunder, and its consummation of the transactions contemplated thereby. Each Transaction Document has been executed and delivered by an officer or duly authorized representative of Purchaser in accordance with such authorization. This Agreement constitutes and, upon their execution and delivery, the other Transaction Documents to which it is a party will constitute, valid and binding obligations of such Purchaser, enforceable in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, and similar laws affecting creditors' rights generally and to general principles of equity.

4.4  Brokers and Finders.

     No person or entity acting on behalf or under the authority of such Purchaser is or will be entitled to any broker's, finder's, or similar fee or commission in connection with the transactions contemplated hereby which would become an obligation of the Company.

                                   ARTICLE V
                             DELIVERIES AT CLOSING

5.1  Deliveries on the Closing Date.

     The Company and the Purchaser, as applicable, shall make the following deliveries on the Closing Date:

          (a)  Preferred Stock.  Purchaser shall receive a certificate for its
               ---------------
respective shares of Preferred Stock from the Company in accordance with the provisions of Section 2.3.

          (b)  Amendment to Stockholders Agreement.  The Company, Purchaser and
               -----------------------------------
Signal Equity Partners, L.P. (formerly known as Signal Capital Partners, L.P.) shall duly execute and deliver the Amendment to the Stockholders Agreement substantially in the form of Exhibit A attached hereto, and the Company and the
                             ---------
Purchaser shall have received a duly executed counterpart thereof.

          (d)  Registration Rights Agreement.  The Company and Purchaser shall
               -----------------------------
duly execute and deliver the Registration Rights Agreement substantially in the form of Exhibit B attached hereto, and the Company and Purchaser shall receive a
        ---------
duly executed counterpart thereof.

          (e)  Charter Amendment.  The Company shall file and the Secretary of
               -----------------
State of Delaware shall accept a Certificate of Designation setting forth the preferences, privileges, rights and powers of the Preferred Stock substantially in the form of Exhibit C attached hereto.
               ---------

          (f)  Corporate Documents.  The Purchaser shall receive:
               -------------------

               (i) a copy of the certificate of incorporation of the Company, including all amendments thereto, certified as of a recent date by an appropriate public official of the State of Delaware and a certificate as to the good standing or existence of the Company in the State of Delaware;

               (ii) a certificate of a Responsible Officer of the Company dated the Closing Date and certifying (A) a correct and complete copy of each Organizational Document of the Company as in effect on the Closing Date, (B) a correct and complete copy of resolutions duly adopted by the board of directors of the Company, authorizing the execution, delivery and performance of the Transaction Documents, the sale of the Preferred Stock hereunder and the other transactions contemplated hereby and thereby, (C) that the certificate of incorporation of the Company has not been amended since the date of the last amendment thereto shown on the certificate of good standing or existence furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of the Company who shall execute any Transaction Document or any other document delivered in connection herewith;

               (iii) a certificate of a Responsible Officer of the Company as to the incumbency and specimen signature of the Responsible Officer executing the certificate pursuant to clause (ii) above;

               (iv) a certificate from the Secretary of State of each state in the United States of America in which the Company is required to be qualified to do business as a foreign corporation, certifying as to such qualification and the Company's good standing in such state.

          (g)  Officer's Certificate.  Purchaser shall also receive an officer's
               ---------------------
certificate from a Responsible Officer stating the following in substantially similar form:

               (i) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date;

               (ii) each and all of the agreements and covenants of the Company to be performed on or before the Closing Date pursuant to the terms hereof, including all deliveries and obligations at Closing, shall have been duly performed in all material respects; and

               (iii) all governmental and third party consents and approvals necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

          (h)  Expenses.  Purchaser shall receive its expenses pursuant to
               --------
Section 7.4 of this Agreement.
-----------

          (i)  Legal Opinion.  Purchaser shall receive a legal opinion from
               -------------
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Company, covering the matters set forth on Exhibit D attached hereto.
                                  ---------

          (j)  Waivers and Consents.  Purchaser shall receive, in the form of
               --------------------
Exhibit E attached hereto, a copy of the waiver of certain rights by the
---------
stockholders of the Company.


                                  ARTICLE VI
                                   COVENANTS

     So long as (i) at least twenty-five (25%) percent of the shares of Preferred Stock shall be issued and outstanding; and (ii) a Qualified IPO has not occurred, the Company covenants as follows in this Article VI.

6.1 Transfer of Preferred Stock. Each certificate representing Preferred Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. IN ADDITION, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE STOCKHOLDERS AGREEMENT DATED AS OF MAY 7, 1999, AS AMENDED, BY AND AMONG FIBERNET TELECOM GROUP, INC. AND THE STOCKHOLDERS LISTED THEREIN. SUCH AGREEMENT, AS AMENDED, RESTRICTS THE TRANSFER OF THESE SECURITIES FOR A PERIOD OF ONE YEAR FROM THEIR ORIGINAL DATE OF ISSUANCE. NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED."

6.2 Conduct of Business and Maintenance of Existence. The Company and its Subsidiaries will continue to engage in business of the same general type as conducted or contemplated to be conducted by the Company and its Subsidiaries on the Closing Date, and use their reasonable commercial efforts to preserve, renew and keep in full force and effect their respective corporate existences and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of the Company and its Subsidiaries.

6.3 Financial and Other Information. The Company and its Subsidiaries will maintain a system of accounts in accordance with sound accounting principles and procedures, keep full and complete financial records and at the request of the Purchaser, the Company shall promptly deliver to the Purchaser information regarding the securityholders, officers and directors of the

Company and any of its Subsidiaries, including, without limitation, names, addresses, types of securities held and terms of securities held.

6.4 Access to Information. The Company and its Subsidiaries will permit Purchaser to inspect, at Purchaser's expense, any of the properties or books and records of the Company and any of the Subsidiaries, to make copies of extracts from such books and records and to discuss the affairs and condition of the Company and the Subsidiaries with representatives of the Company and such Subsidiaries, all to such reasonable extent and at such reasonable times and intervals as Purchaser may reasonably request. The Company and its Subsidiaries will furnish Purchaser copies of all correspondence and mailings to the stockholders of the Company and its Subsidiaries at the same time such is given or mailed to such Stockholders.

6.5 No Impairment. The Company and the Subsidiaries will observe and honor in good faith all rights of Purchaser under the terms of this Agreement or any other documents executed in connection herewith, and will take no action that would impair or otherwise prejudice such rights.

6.6 Compliance. The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially and adversely affect the business or condition, financial or otherwise of the Company and the Subsidiaries, taken as a whole.

6.7 Brokerage. The Company and its Subsidiaries agree to indemnify and hold harmless Purchaser for any brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by the Company or any Subsidiary.

6.8 Exchange Listing. The Company will promptly apply to have listed, on a when issued basis, on NASDAQ or any other exchange on which the Common Stock of the Company is traded, any shares of Common Stock issuable to the Purchaser upon the conversion of the Preferred Stock by the Purchaser.

6.9  Hart-Scott-Rodino Filings.

     The Company will make any filings required to be made by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, following receipt of notice from the Purchaser that it intends to convert its Preferred Stock and advice from counsel that such filing is required. The Company shall notify the Purchaser at least 60 days in advance of when the Company plans to complete a Qualified Public Offering so that the Purchaser shall have adequate time for it to determine whether filings are required under such Act and for the Purchaser and the Company to make any required filings so that the mandatory waiting period under that Act has expired or been terminated prior to the mandatory conversion of the Purchaser's Preferred Stock.

6.10 Series C Preferred Stock.

     The Company will not issue any additional shares of its Series C Preferred Stock.

6.11 Conduct of Operations.

     Except as otherwise permitted or contemplated by this Agreement or with the written consent of Purchaser, the Company shall not (i) be merged with or into any other corporation or entity; (ii) sell all or substantially all of its assets to any third party; (iii) authorize, designate or issue any shares of a new class or series of equity securities senior to the Preferred Stock as to liquidation preference, redemption or dividends; (iv) change in any material respect the principal business of the Company as such business is currently conducted or as it has been proposed by the Company to the Purchaser to be conducted; (v) repurchase any Common Stock or Preferred Stock, other than the purchase of Common Stock from employees pursuant to agreements with the Company as of the Closing Date to repurchase such stock; provided that the purchase
                                                 --------
price shall not exceed the price paid by such employee for such stock; (vi) declare or pay any dividend (other than a stock dividend) on the Common Stock;
(vii) except to the extent necessary to comply with foreign laws, create any subsidiary in which the Company owns less than one hundred percent (100%) of the equity securities, or permit any Subsidiary to issue any equity securities to anyone other than the Company or a wholly-owned Subsidiary of the Company or merge with or into any Subsidiary (other than in connection with the transactions contemplated by the Agreement and Plan of Reorganization dated as of June 2, 2000, by and among the Company, FiberNet Holdco, Inc., FiberNet Merger Sub, Inc., Devnet Merger Sub, LLC, Devnet L.L.C. and F.P. Enterprises L.L.C.); (viii) make any loans to any officers, directors or affiliates (other than Subsidiaries) of the Company, other than (a) commission advances and travel or miscellaneous cash advances in the ordinary course of business and (b) in connection with the hiring and/or retention of senior executives; (ix) enter into any business arrangement or agreement with any officer, director or affiliate of the Company (other than (a) employment agreements, (b) stock option agreements in accordance with the Company's Employee Equity Participation Program or 1999 Stock Option Plan, each as amended through the date hereof or as contemplated to be amended in the latest proxy statement filed by the Company with the SEC and (c) transactions with Metromedia Fiber Network, Inc. ("MFN"), Tishman Speyer Properties, LP ("TSP"), or any affiliates of MFN or TSP, which transactions do not, in the aggregate, involve the issuance of securities accounting for in excess of five percent (5%) of the fully diluted outstanding Common Stock of the Company; provided, however, that agreements in effect as of the date hereof shall not be counted against such five percent (5%) limit); (x) enter into any arrangement or agreement which (a) conflicts with the rights of the Purchaser with respect to its Preferred Stock, (b) restricts the Company's performance under this Agreement or any of the other Transaction Documents or
(c) could result in the repurchase or redemption of any shares of Common Stock, Preferred Stock or any securities convertible or exchangeable for shares of Common Stock or Preferred Stock (other than pursuant to (a) agreements with employees giving the Company the right to repurchase shares upon the termination of services and (b) the terms of any redeemable preferred stock of the Company outstanding on the date hereof); (xi) amend the Certificate of Incorporation or Bylaws of the Company in any manner adverse to the Purchaser or the rights of the holders of the Preferred Stock (it being understood and agreed that the amendment of the Certificate of Incorporation for the purpose of authorizing or issuing securities with rights and preferences junior or pari passu with the rights and preferences of the Preferred Stock shall not be deemed to be adverse to the Purchaser); and (xii) authorize a new stock option plan or grant plan or amend its existing stock option plan

(other than as such plan is contemplated to be amended in the latest proxy statement filed by the Company with the SEC).


                                  ARTICLE VII

                            COVENANTS OF PURCHASER

7.1  Conversion.

     If the holder of a Majority in Interest (as defined in the Stockholders Agreement) has irrevocably elected to have the stockholders bound by the Stockholders Agreement (other than the Purchaser) convert all of their shares of preferred stock of the Company into shares of Common Stock, that the Purchaser may refuse, if requested, to convert its shares of Preferred Stock into shares of Common Stock, except that the Purchaser may not refuse to do so if such refusal is based primarily on Purchaser's desire or intent to cause the Company to agree to purchase more equipment and/or software from the Purchaser or to prevent the Company from purchasing equipment and/or software from another vendor.



                                 ARTICLE VIII
                                 MISCELLANEOUS

8.1  Communication.

     Subject to the express provisions of this Agreement, all communications provided for or permitted hereunder shall be in writing, personally delivered to an officer or other responsible employee of the addressee or sent by registered mail, charges prepaid, or by telecopy with confirmed receipt (with hard copy to follow), telegram or other means of recorded telecommunication, charges prepaid, to the applicable address set forth below or to such other address as either party hereto may from time to time designate to the other in such manner, provided that no communication shall be sent by mail pending any threatened or during any actual postal strike or other disruption of postal service in the United States. Any communication so personally delivered shall be deemed to have been validly and effectively given on the date of such delivery. Any communication so sent by registered mail shall be deemed to have been validly and effectively given on the tenth Business Day next following the day on which it is sent. Any communication so sent by telecopy, telegram or other means of recorded telecommunication shall be deemed to have been validly and effectively given on the Business Day next following the day on which it is sent.

     Communications sent to the Company shall be addressed to:

     FiberNet Telecom Group, Inc.
     570 Lexington Avenue
     New York, New York 10022
     Attention: President
     Telephone: (212) 405-6200
     Telecopier: (212) 421-8860

     With a copy  to:

     Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
     Chrysler Center
     666 Third Avenue, 25/th/ Floor
     New York, New York 10017
     Attention:  Gordon Caplan, Esq.
     Telephone: (212) 986-7200
     Telecopier: (212) 983-3115

     Communications sent to the Purchaser shall be addressed to:

     Nortel Networks Inc.
     GMS 991 15 A40
     2221 Lakeside Blvd.
     Richardson, Texas 75082-4399
     Attention: Paul D. Day, Vice President Customer Finance North America
     Telephone:
     Telecopier: (972) 684-3679

     With a copy to:

     Jenkens & Gilchrist, a Professional Corporation
     1445 Ross Avenue
     Suite 3200
     Dallas, Texas 75202
     Attention: Daryl Robertson, Esq.
     Telephone: (214) 855-4165
     Telecopier: (214) 855-4300

8.2  Reliance Upon and Survival of Representations, Warranties and Covenants.

     The Company acknowledges and agrees that the representations, warranties, covenants, acknowledgements and agreements made herein are made with the intention that they may be relied upon by Purchaser. The Company further agrees that by accepting the purchase of the Preferred Stock hereunder that it shall be representing and warranting that the foregoing representations, warranties, covenants, acknowledgements and agreements apply with the same force and effect as if they had been made at the time of Closing and without regard to any investigation made by Purchaser. The Company hereby undertakes to notify Purchaser of any change in any representation, warranty, covenant or other information relating to such parties set forth herein that take place prior to the Closing. The representations and warranties of the Company contained herein shall survive the Closing of the transactions contemplated hereby and will continue in full force and effect for a period of two (2) years thereafter; provided, however, that the representations and warranties contained in Section
3.6 shall survive indefinitely.

8.3  Successors and Assigns.

     This Agreement shall inure to the benefit of and be binding on the parties hereto, their respective successors and any assignees or transferees of some or all of the parties' rights or obligations hereunder; provided that, except as provided in the following sentence, neither this Agreement, nor the benefit hereof, may be assigned by the Company without the prior written consent of the Purchaser.

8.4  Expenses of the Purchaser.

     The Company shall be responsible for and promptly pay (i) its own fees and expenses and (ii) the reasonable fees and out-of-pocket expenses of Purchaser, including reasonable fees and out-of-pocket expenses of Purchaser's counsel incurred in connection with the preparation, execution and delivery of this Agreement and the other Transaction Documents and the purchase of the Preferred Stock hereunder; provided, however, that the Company's obligation to pay the fees and expenses of Purchaser shall in no event exceed $35,000.

8.5  GOVERNING LAW.

     (a) ALL QUESTIONS CONCERNING THE CONSTRUCTION, INTERPRETATION AND VALIDITY OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER IN THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     (b) DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON. THEREFORE, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

8.6  Rights and Waivers.

     (a) The rights and remedies of Purchaser under the Transaction Documents and in connection therewith: (i) are cumulative, (ii) may be exercised as often and in such order as Purchaser consider appropriate, (iii) are in addition to the rights and remedies of Purchaser under the general law, and (iv) shall not be capable of being waived or varied except by virtue of an express waiver or variation in writing signed by an officer of the Purchaser; and in particular any failure to exercise or any delay in exercising any of such rights and remedies shall, to the extent permitted by law, not operate as a waiver or variation of that or any other such right or remedy; any defective or partial exercise of any of such rights shall, to the extent permitted by law, not preclude any other or future exercise of that or any other such right or remedy; and no act or course of conduct or negotiation on the part of the Purchaser or on its behalf shall, to the extent permitted by law, in any way preclude the Purchaser from exercising any such right or remedy or constitute a suspension or variation of any such right or remedy.

     (b) No Transaction Document nor any provision thereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the parties thereto.

8.7  Amendments.

     No amendments to, or modification of, this Agreement shall be made without the written consent of the Purchaser.

8.8  Construction.

     The Company and the Purchaser acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Transaction Documents with its legal counsel and that this Agreement and the other Transaction Documents shall be construed as if jointly drafted by the Purchaser and the Company.

8.9  Severability.

     Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, void or otherwise unenforceable provisions shall be null and void. It is the intent of the parties, however, that any invalid, void or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

8.10 Counterparts.

     This Agreement may be executed in two or more counterparts, each of which when executed and delivered shall deemed to be an original, but all of which when taken together shall constitute but one and the same instrument; either party may execute this Agreement by signing any counterpart of it.

8.11 Headings.

     Article and Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

8.12 Entire Agreement.

     This Agreement, together with the other Transaction Documents, constitutes the entire agreement between the parties relating to the subject matter hereof and, except as stated herein or in the instruments and documents to be executed and delivered pursuant hereto, contains all the representations and warranties of the respective parties relating to the subject matter hereof.

8.13 Confidentiality.

     Unless required by law, the Company will not, without the prior written consent of the Purchaser, such consent not to be unreasonably withheld or delayed, make reference to the Purchaser in the Company's marketing, advertising, press releases or other information available to the public.

          IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their authorized officers, all as of the day and year first above written.

                                        FIBERNET TELECOM GROUP, INC.



                                        By: ________________________________
                                            Name:
                                            Title:


                                        NORTEL NETWORKS INC.



                                        By: ________________________________
                                            Name:
                                            Title: